Exhibit 99.1

HERITAGE BANKSHARES, INC.	200 East Plume Street
Norfolk, Virginia 23510

FOR IMMEDIATE RELEASE

Press Release

Contact:	John O. Guthrie
Phone:	757-523-2600

Heritage Bankshares, Inc. Updates Review of Financial Statements

Norfolk, Va.: September 2, 2005 – Heritage Bankshares, Inc. (“Heritage”) (HBKS) updates the review of its financial statements.

As previously announced, earlier this year Heritage discovered accounting errors in its financial statements reported for 2004, relating to the treatment of stock options under APB 25 and the calculation of diluted earnings per share. Heritage then concluded and announced that the financial statements for 2004 should no longer be relied upon and would need to be restated.

Heritage continues to review various items in its previous financial statements and will not restate its financial statements or file its SEC reports until after that review is complete.

Heritage’s continued review of its financial and accounting records for 2004, as well as for prior periods, has revealed a number of errors, some of which raised complex issues and have involved substantial time to resolve. One of those errors, at this time unresolved, involves the application of SFAS 91, “Accounting for Non-Refundable Fees and Costs Associated with Originating or Acquiring Loans and Indirect Costs of Leases.” Due to the complications involved in applying SFAS 91 to Heritage’s accounting records, Heritage has not yet completed its analysis and, as a result, has not determined the impact on the company’s financial statements when combined with the additional errors uncovered. Once the SFAS 91 analysis is complete, there could be additional material adjustments to the 2004 financial statements as well as previous financial statements. Management believes that Heritage’s financial position remains strong and its business and operations will not be threatened by any adjustments that might be made.

Heritage is the parent company of Heritage Bank & Trust (www.heritagenorfolk.com). Heritage Bank & Trust has four full-service branches in the City of Norfolk and one branch in the City of Chesapeake. Heritage Bank & Trust provides a full range of financial services including business, personal and mortgage loans, insurance, and annuities.

Forward Looking Statements

The press release contains statements that constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Our “forward looking statements” include the timing of the next update, the possible materiality of the adjustments, Heritage’s financial position, and the effect of the adjustments on Heritage’s business and operations. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Heritage’s actual results, performance, achievements, and business strategy to differ materially from the anticipated results, performance, achievements or business strategy expressed or implied by such forward-looking statements. Factors that could cause such actual results, performance, achievements and business strategy to differ materially from anticipated results, performance, achievements and business strategy include: general and local economic conditions, competition, capital requirements of the planned expansion, customer demand for Heritage’s banking products and services, and the risks and uncertainties described in Heritage’s most recent Form 10-KSB filed with the Securities and Exchange Commission. Heritage disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.